                                                                   EXHIBIT 10.16

                                                                  Execution Copy


                              SEPTEMBER 1996 NOTE


U.S. $20,000,000.00                                           September 19, 1996


         FOR VALUE RECEIVED, AmeriQuest Technologies Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), hereby promises to pay to the order of COMMERZBANK AKTIENGESELLSCHAFT (the "Bank"), at the Bank's office at 2 World Financial Center, New York, New York 10281-1050, for the account of the respective Lending Office (as defined in the Letter Agreement referred to below) the principal sum of U.S. $20,000,000.00 (Twenty Million United States Dollars) or, if less, the aggregate unpaid principal amount of all loans to the Borrower outstanding under the Letter Agreement, dated as of January 9, 1996, as amended, between the Borrower and the Bank (as such may be amended from time to time, the "Letter Agreement").

         The Borrower shall pay the principal amount of each loan at the times specified in the Letter Agreement (which Letter Agreement includes provisions for repayment ON DEMAND), as amended, and shall pay interest on the unpaid principal amount of each loan from the date of such loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Letter Agreement, as amended.

         Both principal and interest are payable in lawful money of the United States of America in immediately available funds. Prior to any transfer hereof, all loans made by the Bank to the Borrower under the Letter Agreement, as amended, and all payments made on account of principal hereof, shall be recorded on the grid attached hereto which is a part of this September 1996 Note.

         This September 1996 Note is the Note referred to in, and is entitled to the benefits of, the Letter Agreement, as amended, which among other things, provides for discretionary extensions of credit by the Bank to the Borrower from time to time in an aggregate amount not to exceed the United States Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such extensions of credit being evidenced by this September 1996 Note.

                          AMERIQUEST TECHNOLOGIES INC.


                          By: /s/ Dennis C. Fairchild
                             ---------------------------
                             Name:  Dennis C. Fairchild
                             Title: V.P. Finance

                          By: /s/ Holger Heims
                             ---------------------------
                             Name:  Holger Heims
                             Title: Corporate Secretary

[COMMERZBANK LETTERHEAD]

                                                       2 World Financial Center
                                                       NEW YORK, NY 10281-1050
                                                       Telephone (212) 266-7200


AMERIQUEST TECHNOLOGIES INC.
3 Imperial Promenade
Santa Ana, California 92707


Attn:    Mr. Mark Mulford
         President & COO

                                                              September 19, 1996


       SECOND AMENDMENT TO LETTER AGREEMENT, DATED AS OF JANUARY 9, 1996

Ladies and Gentlemen:

Reference is made to the Letter Agreement dated as of January 9, 1996 between AmeriQuest Technologies Inc. (the "Borrower") and Commerzbank Aktiengesellschaft, New York Branch and/or Grand Cayman Branch (as heretofore amended, the "Letter Agreement"; unless otherwise indicated herein, capitalized terms herein have the meanings assigned thereto in the Letter Agreement).

In accordance with our recent conversations, and in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, upon your acceptance hereof the parties hereto hereby make the following amendments to the Letter Agreement:

1. The term "Termination Date" on page one of the Letter Agreement is hereby amended in its entirety to read as follows:

                               "March 31, 1997".

2. Your indebtedness under the Letter Agreement as amended hereby shall be evidenced by a new grid promissory note substantially in the form of the Attachment 1 hereto (the "September 1996 Note").

3. It is a condition precedent to the availability of any credit hereunder that your obligations under the Letter Agreement, as amended, and the September 1996 Note will be supported at all times hereunder by the Selbstschuldnerische Hoechstbetrags-Buergschaft, dated December 21, 1995 (as amended on August 26, 1996, the "Guaranty") of Computer 2000 Aktiengesellschaft, Munich, Germany, direct owner of 51% of your outstanding capital stock the ("Guarantor").

[COMMERZBANK LETTERHEAD]


page 2 of letter dd. September 19, 1996 to AmeriQuest Technologies Inc.
--------------------------------------------------------------------------------


4. From the date hereof, all references in the Letter Agreement and each of the other credit documents to the Letter Agreement shall be deemed to be references to the Letter Agreement, as amended hereby.

Except as expressly modified herein, the Letter Agreement shall remain in full force and effect and is hereby confirmed and ratified in all respects.

This Second Amendment shall be governed by and construed in accordance with the law of the State of New York.

We kindly ask you to express your acceptance of the above terms by executing and returning to us the attached copy of this Second Amendment to Letter Agreement, together with the attached execution copy of the September 1996 Note.

                               Very truly yours,

                                  COMMERZBANK
                               Aktiengesellschaft
                                New York Branch
                              Grand Cayman Branch



          /s/ Juergen Boysen                        /s/ Martin Faenger
          -----------------------                   ------------------
              Juergen Boysen                          Martin Faenger
           Senior Vice President                      Vice President




Agreed and Accepted:


AMERIQUEST TECHNOLOGIES INC.


By: /s/ Dennis C. Fairchild                        By:
    ---------------------------                       --------------------------
    Name:  Dennis C. Fairchild                        Name:
    Title: V.P. Finance                               Title:

Date:  October 1, 1996

                                                                    Attachment 1

                              SEPTEMBER 1996 NOTE

U.S. $20,000,000.00                                           September 19, 1996


         FOR VALUE RECEIVED, AmeriQuest Technologies Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), hereby promises to pay to the order of COMMERZBANK AKTIENGESELLSCHAFT (the "Bank"), at the Bank's office at 2 World Financial Center, New York, New York 10281-1050, for the account of the respective Lending Office (as defined in the Letter Agreement referred to below) the principal sum of U.S. $20,000,000.00 (Twenty Million United States Dollars) or, if less, the aggregate unpaid principal amount of all loans to the Borrower outstanding under the Letter Agreement, dated as of January 9, 1996, as amended, between the Borrower and the Bank (as such may be amended from time to time, the "Letter Agreement").

         The Borrower shall pay the principal amount of each loan at the times specified in the Letter Agreement (which Letter Agreement includes provisions for repayment ON DEMAND), as amended, and shall pay interest on the unpaid principal amount of each loan from the date of such loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Letter Agreement, as amended.

         Both principal and interest are payable in lawful money of the United States of America in immediately available funds. Prior to any transfer hereof, all loans made by the Bank to the Borrower under the Letter Agreement, as amended, and all payments made on account of principal hereof, shall be recorded on the grid attached hereto which is a part of this September 1996 Note.

         This September 1996 Note is the Note referred to in, and is entitled to the benefits of, the Letter Agreement, as amended, which among other things, provides for discretionary extensions of credit by the Bank to the Borrower from time to time in an aggregate amount not to exceed the United States Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such extensions of credit being evidenced by this September 1996 Note.

                          AMERIQUEST TECHNOLOGIES INC.


                          By: /s/ Dennis C. Fairchild
                             ---------------------------
                             Name:  Dennis C. Fairchild
                             Title: V.P. Finance

                          By: /s/ Holger Heims
                             ---------------------------
                             Name:  Holger Heims
                             Title: Corporate Secretary

[DEUTSCHE BANK LETTERHEAD]


AmeriQuest Technologies                             dated as of November 4, 1996
6100 Hollywood Blvd                                 Dept: LEX/dmq
Hollywood, FL 33024                                 Ref: CFI-3/21848
                                                    Tel: (212) 469-8132


Re: Second Addendum to the Advising Letter dated as of March 29, 1996 (the "Advising Letter")

-------------------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to the above-captioned Advising Letter. Unless otherwise defined herein, terms defined therein are used with the same meaning herein.

The Advising Letter is hereby amended by increasing the aggregate principal amount of the uncommitted line from US$14,000,000 to US$19,000,000. Prior to our considering any drawdown request under the increased portion of the uncommitted line, we need to receive a duly executed note in the form attached hereto as Exhibit A and our standard account documentation.

Except as modified hereby, all the terms and provisions of the Advising Letter shall continue in full force and effect.


                                  Very truly yours,

                                  Deutsche Bank AG
                                  New York Branch/
                                  Cayman Islands Branch


         /s/ Andreas M. Sengpiel                   /s/ Wolf Kluge
         ------------------------                  -----------------------
         Andreas M. Sengpiel                       Wolf Kluge
         Vice President                            Vice President

                                                                       EXHIBIT A



                                      NOTE


U.S.$19,000,000                                    DATED AS OF NOVEMBER 4, 1996


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Deutsche Bank AG (the "Bank") New York and/or Cayman Islands Branches in lawful money of the United States of America and in immediately available funds the principal amount of Nineteen Million United States Dollars (U.S.$19,000,000) or, if less, the unpaid principal amount of all loans made by the Bank's New York Branch or Cayman Islands Branch to the undersigned from time to time, at the principal office of Deutsche Bank AG New York Branch, New York, New York, on the dates endorsed on the schedule (the "Grid") attached hereto.

         The undersigned also promises to pay interest on the unpaid principal amounts made available by the Bank hereunder prior to maturity at the rates per annum set forth on the Grid. The undersigned hereby promises to pay the Bank interest, payable upon demand, on any amount of principal and, to the extent permitted by law, interest, remaining unpaid hereunder after maturity (whether by acceleration or otherwise) until paid in full at a rate equal to 2% plus the Bank's Base Rate. "Base Rate" shall mean a fluctuating interest rate per annum equal to the higher of the Bank's Prime Lending Rate or 0.50% above the Bank's Overnight Federal Funds Rate. "Prime Lending Rate" shall mean the rate announced by the Bank from time to time as its prime lending rate for unsecured commercial loans within the United States (but is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors). "Overnight Federal Funds Rate" shall mean the rate per annum at which the New York Branch of the Bank, as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank overnight federal funds market including through brokers of recognized standing. Any change in the interest rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. Interest shall be based on the bank basis of a year of 360 days and the exact number of days elapsed. Interest shall commence to accrue on the date of each loan and be payable in lawful money of the United States of America at the office of the Bank listed above on each such loan's maturity date stated on the Grid (unless such loan has a maturity greater than three months in which event interest shall also be payable quarterly in arrears). The undersigned authorizes the Bank to debit its account with the Bank's New York Branch with respect to all payments hereon.

         At the time of the making of any loan hereunder and upon each repayment of principal the Bank shall, and is hereby authorized to, make a notation on the Grid of the date and the amount and maturity of each such loan, the interest rate applicable thereto, and each principal repayment. However, the failure to make any such notation shall not limit or otherwise affect the undersigned's obligations hereunder with respect to any such loan or repayment of principal. Although this Note is dated the date of issue, interest in respect hereof shall be payable only for the period during which the loans evidenced hereby are outstanding and, although the stated amount hereof may be higher, this Note shall be enforceable, with respect to the undersigned's obligation to pay the principal amount hereof, and interest hereon, only to the extent of the unpaid principal amount of loans and accrued and unpaid interest evidenced hereby.

         The term "Liabilities" shall include the liability evidenced by this Note and all other liabilities, direct or contingent, joint, several or independent, of the undersigned now or hereafter existing, due or to become due to, or held or to be held by, the Bank, whether created directly or acquired by assignment or otherwise.

         Upon the occurrence of any of the following events (each an "Event of Default"): (i) nonpayment when due of any of the Liabilities; (ii) any representation in any financial or other statement of the undersigned delivered to the Bank by or on behalf of the undersigned being untrue or omitting any material fact; (iii) the failure of the undersigned or any of its subsidiaries to generally pay its debts as they come due or the admission in writing by the undersigned or any of its subsidiaries of its inability to pay its debts generally, or the making by the undersigned or any of its subsidiaries of an assignment for the benefit of creditors, or the institution of any proceeding by or against the undersigned or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the appointment of a receiver, trustee, custodian or other similar official for the undersigned or any of its subsidiaries or for any substantial part of the property of the undersigned or any of its subsidiaries and, in the case of institution of any such proceeding against the undersigned or any of its subsidiaries, either such proceeding remaining undismissed or unstayed for a period of 30 days or any of the actions sought in the proceeding occurring, or the undersigned or any of its subsidiaries taking any corporate or other authorizing action in respect of the foregoing; (iv) failure of the undersigned or any of its subsidiaries to pay when due any principal, interest, premium, or other amount owing with respect to any of its indebtedness for borrowed money (including guarantees thereof) or any other event occurring or condition existing and continuing after any applicable grace period, the effect of which is to accelerate or to permit the acceleration of the maturity of such indebtedness; (v) any judgment or order for the payment of money shall be rendered against the undersigned or any of its subsidiaries and shall remain unpaid or unsatisfied for a period of 10 days; (vi) the undersigned becoming a party to any merger, consolidation, or sale of all or substantially all of its assets without the prior written consent of the Bank; (vii) failure of the undersigned or any of its subsidiaries to perform any agreement with the Bank;
(viii) a change in the condition or the affairs of the undersigned or any of its subsidiaries such that, in the opinion of the Bank, its credit risk is increased or the Bank deems itself insecure for any other reason; or (ix) there shall occur any change in the ownership of the undersigned which, in the opinion of the Bank, is material; THEN AND IN ANY SUCH EVENT, the Bank in its discretion may, by written notice to the undersigned, declare the principal of and accrued interest on all Liabilities to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the undersigned, provided, that upon the occurrence of any event specified in clause (iii) with respect to the undersigned such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the undersigned.

         In the case of any non-payment when due of any Liabilities, the undersigned shall pay all costs and expenses of every kind for collection, including all attorneys' fees.

         In the event that a determination is made by the Bank in its sole discretion that reserves must be maintained with any Federal Reserve Bank of the United States, with any other governmental authority whatsoever or otherwise pursuant to any Regulation of the Board of Governors of the Federal Reserve System or otherwise, in connection with the loans evidenced hereby or the funding thereof the undersigned agrees to pay and hold the Bank harmless from and against the cost of acquiring and/or maintaining any such reserves.
If any principal payment hereunder is made for any reason whatsoever on a date other than the maturity date, the undersigned (i) shall pay interest accrued thereon and (ii) shall on demand indemnify the Bank against all losses, including loss of profit and expenses, suffered by it in liquidating or otherwise employing deposits acquired to fund such loans until the stated maturity. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

         In the event that a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations to the undersigned or of the loans to the undersigned evidenced hereby to a level below that which the Bank could have achieved but for such adoption, change, or compliance, the undersigned promises to pay on demand to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank as to the amount required to be paid by the undersigned under this paragraph shall accompany such demand and shall be, except in the case of manifest error or in the absence of good faith, final and conclusive.

         All payments to be made hereunder by the undersigned shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatever nature imposed by the country of the undersigned or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid hereunder.

         No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Bank specified herein are in addition to those otherwise created.

         This Note shall supersede and replace the Note dated as of March 29, 1996 the ("Old Note") and all amounts outstanding under the Old Note shall be deemed to be outstanding under this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE UNDERSIGNED AND THE BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER.

                                        Name: AmeriQuest Technologies, Inc.
                                              ----------------------------------
                                     Address: 6100 Hollywood Blvd.
                                              ----------------------------------
                                              Hollywood, FL 33024
                                              ----------------------------------

                                              ----------------------------------

                                Signature(s): /s/ Dennis C. Fairchild
                                              ----------------------------------
                                Signature(s): /s/ Holger Heims
                                              ----------------------------------

                 Respective Title(s), if any: CFO
                                              ----------------------------------

                   SEVENTH AMENDED & RESTATED CORPORATE TERM
                      PROMISSORY NOTE (LIBOR) (THE "NOTE")

                                                  Dated as of September 25, 1996

For value received, AMERIQUEST TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, with its principal place of business located at 3 Imperial Promenade, Santa Anna, CA 92707 ("Borrower"), hereby unconditionally promises to pay to the order of BAYERISCHE HYPOTHEKENUND WECHSEL - BANK AKTIENGESELLSCHAFT, acting through its New York Branch ("Lender"), at its office at 32 Old Slip, Financial Square, 32nd Floor, New York, New York 10005, or any other branch or office of Leader which it shall designate) the principal sum of Fourteen Million United States Dollars (U.S. $14,000,000.00) ("Principal") on March 25, 1997, ("Maturity Date") and to pay interest thereon, to the extent permitted by applicable law, at per annum rates equal to sixty five hundredths of a percent (0.65%) above LIBOR (as defined below) for interest periods of 1, 2, 3 or 6 months (each a "LIBOR Interest Period"), in accordance with the following.

1.  INTEREST.
(a) "LIBOR" shall mean that rate of interest, as determined by Lender in its sole judgment, at which, for a LIBOR Interest Period commencing on the date of each loan ("Borrowing") and, if applicable, each successive LIBOR Interest Period, U.S. dollar deposits in an amount equal to the outstanding Principal shall be offered to Lender in the London Interbank market at approximately 11 a.m. London time two Business Days (as defined below) prior to the first day of such LIBOR Interest Period, whether or not Borrower shall have notice thereof; provided that LIBOR is available, and provided further, that each such period shall commence on the day on which the immediately preceding period expires.
If LIBOR shall be deemed unavailable, interest shall accrue at a per annum rate to be mutually agreed to by Lender and Borrower. LIBOR shall be deemed unavailable if no deposit in the amount of the outstanding Principal hereunder based on the LIBOR Interest Period selected is readily obtainable by Lender in the London Interbank market, as determined by Lender in its sole judgment.

(b) As used herein, "Business Day" shall mean any day on which commercial banks in London and New York City are open for general business.

(c) Except as otherwise provided herein, interest shall accrue on the outstanding Principal from the date hereof until its payment to Lender in full, computed on the basis of a 360-day year and the actual number of days elapsed. Accrued interest shall be paid to Lender, (i) on the Maturity Date, (ii) on the last day of each LIBOR Interest Period, (iii) when LIBOR is longer than three months, every three months after the Initial Day (as defined below); and (iv) whenever else a payment of Principal shall be made or shall become payable.

(d) Notwithstanding any provision to the contrary contained herein, (i) if the last day of a LIBOR Interest Period falls on a day other than a Business Day, then the last day of the LIBOR Interest Period shall be extended to fall on the next succeeding Business Day, unless such extension would cause the last day of the LIBOR Interest Period to occur in the next following calendar month, in which case, the LIBOR Interest Period shall end on the immediately preceding Business Day; (ii) if any LIBOR Interest Period begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), then it shall end on a day which is the last Business Day of the applicable calendar mouth; and (iii) no LIBOR Interest Period may be selected that would end later than the Maturity Date.

2.  PREPAYMENTS.
The Principal may be paid before the end of a LIBOR Interest Period, only if Lender shall have given its prior written consent. With such a prepayment, Borrower shall also pay accrued interest and any other amounts owed to Lender in respect of the Borrowing and shall reimburse Lender for any fee, cost, expense or loss which Lender shall incur or suffer, in an amount to be determined by Lender in its sole discretion, because of early payment of Principal including, but not limited to, any fee, cost, expense or loss which Lender shall incur in the redeployment of its funds.

3.  PAYMENTS.
(a) Each payment due under this Note shall be made in immediately available funds at the Office of Lender or to such account as Lender may designate to Borrower without any setoff, withholding or deduction of any kind. Whenever any payment to be made hereunder would without this provision be due and payable on a day which is not a Business Day, it shall be due on the next succeeding Business Day, except as otherwise expressly provided herein.

(b) Lender shall apply payments received from or for the account of Borrower first to accrued, unpaid interest due Lender and next to sums due Lender other than Principal, notwithstanding any direction by Borrower to the contrary.

(c) All payments of Principal, interest and any other sums due hereunder shall be made in the amounts required hereby without any reduction or setoff (unless based on a final judgment on which execution may be had), notwithstanding the assertion of any right of recoupment or setoff or any counterclaim, and without any withholding on account of taxes, levies or duties or any other deduction whatsoever. In the event that Borrower is required by law to withhold or to deduct any sum from payment required hereby, Borrower shall, to the extent permitted by applicable law, increase the amount paid by it to Lender by such withholding or deductions as may be necessary so that Lender shall receive an amount which after payment of any sum withheld or deducted shall be equal to the amount that Lender would have received had such sum not been withheld or deducted.

(d) In the event that Borrower does not cause a payment to be made when and as due to Lender, Lender may charge the amount due to any account of Borrower with Lender or any other branch or any subsidiary of Lender and apply funds from such account to the payment due, unless Lender shall have agreed expressly with Borrower not to do so.

4.  NOTICE SELECTING LIBOR INTEREST PERIOD.
(a) To request a LIBOR Interest Period, Borrower shall in communication to Lender ("Interest Notice") refer to this Note and specify the duration of such LIBOR Interest Period and the Business Day on which such LIBOR Interest Period is to commence ("Initial Day"). To be effective, an Interest Notice must be received by Lender at least two full business days prior to the Initial Day. An Interest Notice not in writing shall be deemed to have been complete and in accordance with the record Lender makes of such LIBOR Interest Period.

(b) By requesting a LIBOR Interest Period, Borrower shall be deemed to represent that, as of the Initial Day, the Representations and Warranties of
Section 6 hereof remain accurate and that no Event of Default (as defined below) or an event which, with the giving of notice or the passage of time, or both, would become an Event of Default, will result or have resulted. No LIBOR Interest Period shall commence unless all such Representations and Warranties shall then be true and correct.

5.  CONDITIONS PRECEDENT.
The Principal shall not be available unless (i) all Representations and Warranties of Borrower made in connection with this Note are true and correct, as of the Effective Date, and (ii) Lender shall have received each of the following in form and substance satisfactory to Lender and its counsel:

(a) A certified copy of corporate resolutions of each of Borrower and any Guarantor authorizing it to execute and deliver, and perform its obligations under, this Note, and any writing ("Loan Document") which it is contemplated Borrower or such Guarantor will give or has given Lender as a condition or requirement for borrowing under the Note;

(b) A certificate or certificates of each of Borrower's and any Guarantor's corporate secretary or assistant secretary as to the incumbency and signatures of the officers of Borrower or such Guarantor who shall have executed this Note or any Loan Document and who shall be authorized to act on behalf of Borrower with respect to this Note; and

         (c) The unconditional guarantee of COMPUTER 2000 AG, Wolfratshauser Strasse 84, 81379 Munich, Germany, in form and substance acceptable to Lender.

6.  REPRESENTATIONS AND WARRANTIES.
By executing and delivering this Note, Borrower represents and warrants that:

(a) Borrower is a corporation duly organized, validly existing, and in good standing and qualified to do business in the jurisdiction of its incorporation and states in which it is operating;

(b) Borrower has full power and authority, not restricted by any law or governmental regulation, to execute and deliver this Note and to perform its obligations as contemplated hereby;

(c) execution and delivery of this Note has been duly authorized and it is being duly executed and delivered to Lender; upon delivery it will evidence a valid and legally binding obligation of Borrower, enforceable in accordance with its terms;

(d) Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which Borrower is a party;

(e) execution and delivery of this Note is not in violation of, nor is it an event of default, or an event which with the passage of time or service of notice may become an event of default, under any agreement or instrument to which Borrower is a party;

(f) execution and delivery of, and performance under, this Note will not result in the creation or imposition of any security interest in, or lien or encumbrance upon, any asset of Borrower except in favor of Lender;

(g) Borrower has filed all tax returns and any other reports to government agencies which it is required by law to file; and

(h) Borrower's financial statements, including any schedules and notes pertaining thereto, are, and have been, prepared in accordance with generally accepted accounting principles consistently applied except as noted in them, and fully and fairly present, at the dates thereof, the financial condition of Borrower and, if prepared on a consolidated basis, subsidiaries of Borrower (such subsidiaries hereinafter "Consolidated Subsidiaries"), and the results of operations for the period covered thereby; there has been no material, adverse change in the financial condition or business of Borrower or any Consolidated Subsidiary since the date as of which the statements last received by Lender were prepared (which, as of the date hereof, is September 30, 1995).

7.  EVENTS OF DEFAULT.
Any person, corporation or other entity that (i) directly or indirectly through one or more intermediaries is controlled by Borrower or (ii) has given, or is to give, a guaranty, pledge, security agreement, mortgage, conditional assignment, comfort letter or other commitment to secure or support Borrower's obligations to Lender shall hereafter be referred to as an "Affiliate". If any of the following events ("Events of Default") shall occur, namely

(a) any representation or warranty set forth in this Note, in any document given in connection with it or otherwise made in connection with any extension of credit by Lender to Borrower shall prove to have been false or misleading in any material respect when made or deemed to have been made; or

(b) Borrower shall fail to pay to Lender any principal when and as due hereunder; or for five days Borrower shall fail either to pay to Lender any other sum when and as due hereunder or to comply with any other obligation of Borrower under this Note, or any document given in connection with it or to fulfill any condition to the Borrowing which shall not have been expressly waived in a writing signed by two officers of Lender; or Borrower or any Affiliate shall fail to pay when and as due and payable or within any applicable grace period any indebtedness of an amount material in respect of his or its financial condition or business, or shall default with respect to any evidence of indebtedness or any obligation for borrowed money in such an amount, or with respect to the performance of any other obligation incurred in connection with any such indebtedness or obligation; or

(c) Borrower shall not, within ten days after Lender's request and Lender's agreement to any reasonable requirement for confidential treatment of information received, provide to Lender information Borrower has pertaining to its business or finances, or to the business or finances of an Affiliate or allow the inspection during business hours of his or its books and records; or

(d) a final judgment shall be entered against Borrower or an Affiliate for the payment of money in an amount material in respect of his or its financial condition or business, or it shall have, or may reasonably be expected to have, a material, adverse effect on his or its financial condition or business, and the same shall remain unsatisfied for a 30-day period during which it might be executed upon; or any writ or warrant of attachment or execution or similar process shall be issued or levied against Borrower's or Affiliate's property having a book value in an amount material in respect of his or its financial condition or business, and the same shall not be discharged, released, vacated or bonded within 30 days after its issue or levy; or a judgment creditor shall by any means, including levy, distraint, replevin or self-help, obtain actual or constructive, possession of Borrower's or an Affiliate's property having a book value in an amount material in respect of his or its financial condition or business, or such possession shall have a material adverse effect on his or its financial condition or business; or

(e) (i) Borrower generally shall not pay its debts as they become due, or as it becomes insolvent or suspends its usual business; (ii) Borrower shall enter into an agreement with its creditors to reduce its obligations to them or to defer their fulfillment, make a general assignment, for the benefit of its creditors, commence any proceeding relating to it under any Chapter of Title 11 of the United States Code or seek any other form of relief from its creditors or from a court or governmental agency pursuant to any law, Statute or procedure of any jurisdiction (federal, state or foreign) for the relief of financially distressed debtors (each of the foregoing a "Debtor Relief Procedure"); (iii) a Debtor Relief Procedure shall be commenced against Borrower and shall not be dismissed or otherwise terminated within 30 days; or
(iv) Borrower shall take any action to effect any event described in clauses
(i), (ii) or (iii) of this subsection; the term "Borrower" used in this subsection shall also include any Affiliate; or

(f) there shall have been any other material, adverse change in the financial condition, business or operations of Borrower or any Affiliate or the condition or affairs of Borrower or any Affiliate shall change in such a manner that, in the opinion of Lender, its credit risk is increased or Lender shall deem itself insecure, and Lender shall have given Borrower notice of such change or insecurity and Borrower shall not have eliminated such risk within 30 days of such notice; or

(g) this Note, or any guaranty of Borrower's or an Affiliate's obligations to Lender or any agreement or commitment securing or supporting any such obligation shall be declared by a court of competent jurisdiction to be not in full force and effect or shall for any other reason cease to be fully enforceable in courts within the United States having jurisdiction over Borrower; or the validity or enforceability of any of the foregoing shall be challenged, denied or contested by Borrower, any Affiliate, or person acting by or through either Borrower or any Affiliate, or any person having possession, custody or any control over any property of Borrower or any Affiliate, or any governmental office or agency; or

(h) Borrower shall, without Lender's written consent signed by two of its officers, transfer, or grant or allow to attach a security interest in, Borrower's interest in (i) any asset without receiving fair consideration for it or (ii) except in the ordinary course of its business, any asset having a value material to Borrower's financial condition or that is material to the successful operation of Borrower's business; or

(i) there shall occur any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any Affiliate shall be displaced, or its authority in the conduct of its business shall be curtailed or impaired;

thereupon, by Lender giving notice thereof to Borrower, (i) every liability of Borrower to Lender of whatever kind, whether absolute or contingent shall forthwith become payable, both as to Principal and interest; and (ii) interest shall accrue on the outstanding Principal until the date of its payment in full at the lesser of (x) the maximum rate allowed by applicable law, or (y) two percent above LIBOR for the duration of the then current LIBOR Interest Period, and thereafter, at a rate two percent above the Base Rate in effect from time to time. "Base Rate" shall mean those rates of interest fixed from time to time by the management of the Lender as its "Base Rate" for the use of its loan officers in setting interest rates for borrowing, whether or not Borrower shall have notice thereof.

8.  GOVERNING LAW; RESOLUTION OF DISPUTES.
This Note, any amendment to it or any note given as a replacement or in substitution for it shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly in that State. IN CONNECTION WITH ANY DISPUTE WHICH MAY ARISE UNDER THIS NOTE OR ANY AMENDMENT OF IT, OR ANY NOTE GIVEN AS A REPLACEMENT OR IN SUBSTITUTION FOR IT, BORROWER HEREBY IRREVOCABLY SUBMITS TO, CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE JURISDICTION OF THE COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH A COURT; AND WAIVES ANY RIGHT TO TRIAL BY JURY.

9.  CHANGE OF CIRCUMSTANCES.
(a) If after the date hereof there shall become effective any change in any law or regulation, or in the application or interpretation thereof by a governmental authority, or there shall be issued or changed any guideline (whether or not having the force of law) by an entity charged with responsibility therefor, including without limitation any issuance or change in respect of reserve, capital adequacy, asset ratio, tax or similar requirements, or if any such authority or entity shall request or direct that Lender comply with any law, regulation or guideline or if the Lender shall commence compliance with any law, regulation, or guideline, either in effect or expected to become effective, and if as a result of such change, request, direction or compliance the cost to the Lender of maintaining, or obtaining funds to satisfy, its commitment or its other obligations regarding the transaction represented hereby shall increase, the net income after taxes received or receivable by the Lender in connection with this transaction shall be reduced or the return it would receive on its capital or performance of this transaction shall be diminished, Borrower shall compensate the Lender in the manner requested by the Lender so that the Lender shall receive the sums or return on its capital it could not receive because of such change, request, direction or compliance. The Lender's request for such compensation shall be accompanied by a certificate setting forth the basis of its entitlement thereto and shall be conclusive, absent manifest error. The Lender shall not be entitled to compensation pursuant to this provision because of an increase in tax rates applicable to its general income.

(b) If there shall be a change in an applicable law or regulation or in the interpretation thereof, or a material change in the New York and/or London Interbank Eurodollar market, including any changes set forth in the foregoing paragraph (a), as may have occurred, so that in Lender's judgment it shall become unlawful for Lender to continue such Borrowing in accordance with this Note, or if by doing so Lender, in its sole discretion, determines that it would be subject to material adverse operational burdens or restrictions, then Lender shall give notice of such fact to Borrower and outstanding Principal and accrued interest, and all other sums owed to Lender, shall forthwith become payable and Borrower shall pay to Lender such sums as would be payable under this Note if a prepayment were made on the date of such notice in an amount equal to the outstanding Principal of the Borrowing and reimburse Lender for any fee, cost, expense or loss Lender shall incur or suffer because of such change, in an amount to be determined by Lender in its sole discretion.

10.  OTHER PROVISIONS.
(a) Borrower waives demand, presentment, protest, notice of dishonor and any other form of notice, not expressly required of Lender by this Note, that may be required to hold Borrower liable on this Note.

(b) Any notice or advice given to Borrower at the above address or any other specified by it in writing shall be presumed received by Borrower immediately if given by telex or facsimile transmission, within one day if given by telegram, Express Mail or a recognized courier service, or within three days if deposited, first class postage prepaid, in an official depository of the United States Postal Service for mail to be delivered.

(c) Borrower shall reimburse Lender upon request for any out-of-pocket expenses, including reasonable fees and disbursements of legal counsel, incurred in connection with the enforcement of this Note or amendment of it, or any note given as a replacement or in substitution for it, or maintenance of its rights thereunder. Each sum due to Lender under this Note, other than Principal and interest, shall bear interest from the date of demand until the date of payment in full at per annum rates equal to the lesser of two percent above the Base Rate or the maximum extent allowed by applicable law.

(d) In the event Lender extends credit to Borrower after the date hereof and such extension of credit shall not be pursuant to a written agreement signed by two officers of Lender or evidenced by a note accepted by Lender, it shall be governed by and subject to all the provisions of this Note except that the term and interest rate shall be as otherwise agreed.

(e) Neither Lender nor its directors, officers, attorneys, agents or employees shall be liable to Borrower or any Affiliate for any loss or damage caused by any act or omission on the part of any of them unless such loss or damage shall have been caused by the gross negligence or willful misconduct of such person, unless such loss or damage shall have been the direct, immediate and necessary result of such act or omission and unless such result was intended by such person or such person knew that such loss or damage was the probable result of his act or omission.

(f) This Note constitutes the entire agreement with respect to the subject matter hereof; Borrower has not relied upon any representation of Lender in making the Borrowing or giving this Note. This Note supersedes all prior agreements, understanding and arrangements, whether oral or written, regarding the obligations of Borrower which it evidences.

(g) This Note may not be modified or amended except by an instrument or instruments in writing signed by the person or entity against whom enforcement of any such modification or amendment is sought, with two officers of Lender signing if it must sign; the waiver by Lender of any condition of, or any breach of any term or provision of, this Note shall be limited to such instance and shall not be construed as a waiver of the conditions generally or of any subsequent breach.

(h) In the event any one or more of the provisions contained in this Note, any amendment of it or any note taken as a replacement or in substitution for it, should be invalid, illegal or unenforceable in any respect, the remaining provisions shall not for that reason be affected or impaired in any way.

(i) Unless the context otherwise requires, words of any gender shall include each other gender where appropriate.

(j) This Note shall inure to the benefit of, and shall be binding upon, Lender and Borrower, their respective successors and Lender's assigns.

                                          AMERIQUEST TECHNOLOGIES INC., Borrower

                                          By: /s/ Dennis C. Fairchild
                                             -----------------------------------
                                          Title: /s/ V.P. Finance
                                                --------------------------------
                                          By: /s/ Holger Heims
                                             -----------------------------------
                                          Title: Corp. Secretary
                                                --------------------------------

                              AMENDED AND RESTATED

                                PROMISSORY NOTE

                                                    Dated as of October 25, 1996

For value received AmeriQuest Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Borrower"), with its principal office at 6100 Hollywood Blvd., Hollywood, Florida 33024, hereby unconditionally promises to pay to the order of BAYERISCHE VEREINSBANK AG New York Branch or such other lending office, branch, agency, affiliate or subsidiary of BAYERISCHE VEREINSBANK AG, as it may designate ("Lender") in immediately available funds without any setoff, withholding or deduction, at its office at 335 Madison Avenue, New York, New York 10017, or to such account as Lender may designate, together with interest accrued thereon as provided below, on or before the Due Date, the principal amount of each Borrowing ("Borrowing") shown on the schedule of Borrowings at the end of this note or on any continuation of it or on its books and records ("Schedule"). Lender is hereby authorized to enter on the Schedule the date, amount, interest rate agreed upon between Borrower and Lender and Due Date of each Borrowing made by Lender to Borrower, the aggregate outstanding principal amount of which shall not exceed Twelve Million U.S. Dollars (U.S. $12,000,000.00)

For each Borrowing the "Due Date" shall be the first to occur of the following: the date shown on the Schedule or March 31, 1997, unless extended in writing by two authorized officers of Lender.

As used in this note, (i) "LIBOR" shall mean the per annum rate of interest, as determined by Lender in its sole judgment, at which U.S. Dollar deposits in an amount equal to the principal of such Borrowing shall be offered for a period equal to the Interest Period to prime banks in the London interbank market approximately at 11 a.m. London time two Business Days prior to the date requested for a Borrowing or for which LIBOR is to be determined, whether or not Borrower shall have notice thereof; (ii) with respect to any Borrowing, "Interest Period" shall mean a period, and each successive period thereafter, of 1, 3 or 6 months as agreed between Lender and Borrower, commencing on the date the Borrowing is made or to be made; (iii) "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, with respect to a Borrowing on which interest accrues based on LIBOR, a day on which dealings in U.S. Dollar deposits are also carried out in the London interbank market; and (iv) "Base Rate" shall mean those rates of interest fixed from time to time by the management of Bayerische Vereinsbank AG, New York Branch as its "Base Rate" for the use of its loan officers in setting interest rates for borrowings, whether or not Borrower shall have notice thereof.

Interest shall accrue on the outstanding principal amount of each Borrowing, to the extent permitted by applicable law, from the date such Borrowing is made until the date such Borrowing shall become payable, at the fluctuating or fixed rate per annum specified on the Schedule, and thereafter until payment in full at the rate per annum three percent above the Base Rate, computed on the basis of a 360-day year and the actual number of days elapsed. Interest shall be payable with respect to each Borrowing on its Due Date, on the last Business Day of every third month of each Interest Period longer than 3 months, on the last day of each Interest Period and whenever else the principal shall become payable.

The principal of a Borrowing may be paid before it is due only if Lender shall have given its prior written consent and if Borrower shall also pay accrued interest and any other amounts owed to Lender in respect of the Borrowing and shall reimburse Lender for any fee, cost, expense or loss Lender shall incur or suffer because of such early payment.

Borrower represents that (a) it has full power and authority, not restricted by any law or governmental regulation, to execute and deliver this note and to perform hereunder; (b) this note evidences its valid and legally binding obligation, enforceable in accordance with its terms; and (c) its execution, delivery and performance of this note do not and will not contravene any contractual restriction binding on or affecting it.

BORROWER ADMITS THAT LENDER HAS NOT COMMITTED ITSELF TO EXTEND ANY CREDIT TO BORROWER OR TO DO SO ON ANY SPECIFIC TERMS OR AT ANY PARTICULAR INTEREST RATE, MARGIN OR BASIS, THAT LENDER SHALL HAVE NO OBLIGATION TO MAKE ANY NEW BORROWING OR TO RENEW ANY BORROWING HEREUNDER AT ANY TIME, ON ANY SPECIFIC TERMS OR AT ANY PARTICULAR INTEREST RATE, MARGIN OR BASIS, AND THAT LENDER MAY DECLINE TO MAKE OR RENEW A REQUESTED BORROWING OR OFFER TO DO SO ON ANY TERMS OR AT ANY
INTEREST RATE, MARGIN OR BASIS WITH OR WITHOUT SUFFICIENT REASON WITHOUT ANY LIABILITY ARISING THEREFOR. BORROWER WILL NOT BASE ANY BUSINESS DECISION UPON ANY UNDERSTANDING THAT IS INCONSISTENT WITH THE FOREGOING ADMISSION OR CONTRARY TO IT.


Borrower agrees that so long as this note remains outstanding Borrower shall furnish Lender: (i) as soon as possible but in any case within 90 days after the end of each of its fiscal-years, audited statements of its financial condition (including at least a balance sheet and statement of income for each fiscal year; and (ii) promptly after filing thereof, copies of all 10-Qs, 10-Ks and any other reports that Borrower may file with the Securities and Exchange Commission.

If any of the following events shall occur, then, upon Lender's notice, every obligation of Borrower under this note shall become immediately payable:

(a) any representation made by Borrower to Lender shall have been false or misleading in any material respect; or

(b) Borrower shall fail to pay to Lender any sum when and as due hereunder or to comply with any covenant contained herein; or

(c) Borrower shall fail to pay any indebtedness when and as due and payable or shall default with respect to any evidence of indebtedness or any obligation for borrowed money or the deferred purchase price of property, or in the performance of any other obligation incurred in connection with any such indebtedness, if the effect of such default is to accelerate the maturity of such evidence of indebtedness or obligation or to require the prepayment thereof or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause any such indebtedness to become due prior to its stated maturity; or

(d) (i) Borrower generally shall not pay its debts as they become due, become insolvent, suspend its usual business, or cease to exist; (ii) Borrower shall engage in any procedure intended to provide it with relief from its obligations to its creditors generally or to a group of them holding more than half Borrower's outstanding obligations to pay money, including but not limited to making an assignment, commencing a legal proceeding or entering into an agreement; (iii) any such procedure shall be commenced against Borrower; or
(iv) Borrower shall take any action to effect any event described in clauses
(i), (ii) or (iii); or

(e) (i) Computer 2000 AG, Germany shall at any time own less than a majority of the outstanding voting shares of Borrower, either directly or indirectly;
(ii) the Kreditauftrag from Computer 2000 AG in favor of Lender shall cease to be effective; (iii) an event of default shall occur under any agreement between Computer 2000 AG and Bayerische Vereinsbank AG; or

(f) there shall have been any other material, adverse change in Borrower's business or operations, or Borrower's condition or affairs shall change such that, in Lender's opinion, its credit risk is materially increased.

This note shall be governed by, and construed under, the laws of the State of New York applicable to agreements made and performed in that State. In connection with any dispute which may arise hereunder, Borrower hereby irrevocably submits to the jurisdiction of any court located in the County of New York, waives any objection to the laying of venue therein, and waives any right to trial by jury.

Borrower waives demand, presentment, protest, notice of dishonor and all forms of notice required to hold Borrower liable on this note. Borrower shall reimburse Lender upon request for expenses, including reasonable attorney's fees and disbursements, incurred in connection with the enforcement of, or maintenance of its rights under, this note. Lender and its agents and employees shall not be liable to Borrower for any loss or damage caused by any act or omission by any of them unless caused by their gross negligence or wilful misconduct. Borrower has not relied upon any oral representation of Lender in giving this note. Should any provision in this note be unenforceable, the other provisions shall not thereby be affected.

This note amends and restates in its entirety Borrower's promissory note, dated as of February 20, 1996, as amended (the "Original Note"). Upon execution and delivery of this note to Lender, the Original Note shall be cancelled and returned to Borrower and all obligations represented thereby shall continue to be represented by this note.

                   AmeriQuest Technologies, Inc., Borrower


By: /s/ Dennis C. Fairchild                   By:
    --------------------------------             -------------------------------

               CFO
------------------------------------          ----------------------------------
              Title                                         Title





                                       3